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                                     EXHIBIT 23.3


                          CONSENT OF DUNN SWAN & CUNNINGHAM

     Dunn Swan & Cunningham, A Professional Corporation, hereby consents to the use of its name in the Registration Statement.

                                        /S/DUNN SWAN & CUNNINGHAM
                                        A Professional Corporation

Oklahoma City, Oklahoma,
February 18, 1998